Filed pursuant to Rule 424(b)(3)
Registration No. 333-263603
PROSPECTUS

150,000 Shares of 9% Series A Convertible Preferred Stock
6,426,770 Shares of Class A Common Stock

This prospectus relates to the possible offer and resale, from time to time, by the selling stockholders identified in this prospectus (the “selling stockholders”) of up to (i) 150,000 shares of our 9% Series A Convertible Preferred Stock, par value $0.01 per share, which we refer to as the convertible preferred stock, and (ii) 6,426,770 shares of our Class A common stock, par value $0.01 per share, which may be issued upon conversion of the 150,000 shares of convertible preferred stock (collectively, the “securities”). We sold the shares of convertible preferred stock to the selling stockholders in connection with a private placement that was completed on September 29, 2021. The securities are being registered to fulfill our contractual obligations under a registration rights agreement entered into by us and the selling stockholders. We will not receive any of the proceeds from the sale of the securities by the selling stockholders.
The selling stockholders identified in this prospectus may offer the securities from time to time through public or private transactions at prevailing market prices or at privately negotiated prices, through a combination of these methods or any other method as provided in the applicable prospectus supplement.
We have agreed to pay certain expenses in connection with the registration of the securities. The selling stockholders will pay all selling commissions and stock transfer taxes, if any, in connection with the sale of the securities.
Our Class A common stock is listed on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “DFH.” On March 11, 2022, the last sale price of our Class A common stock as reported on Nasdaq was $21.95.
Investing in our securities involves risks. You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 23, 2022.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the SEC. Under this process, the selling stockholders named in this prospectus may sell securities from time to time. The exhibits to the registration statement of which this prospectus is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase securities offered by this prospectus, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities that the selling stockholders may offer, which is not meant to be a complete description of such securities. Each time a selling stockholder sells securities, such selling stockholder will provide a prospectus and any related prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any related prospectus supplement together with the additional information described under the section entitled “Where You Can Find More Information.”
The selling stockholders may offer the securities directly or through one or more broker-dealers or agents. See “Plan of Distribution.”
As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “our Company,” “we,” “us,” and “our” refer to Dream Finders Homes, Inc., a Delaware corporation, and its subsidiaries where the context so requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts are forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “projection,” “should” or “will” or the negative thereof or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•	our market opportunity and the potential growth of that market;
•	the expected impact of the COVID-19 pandemic;
•	our strategy, expected outcomes and growth prospects;
•	trends in our operations, industry and markets;
•	our future profitability, indebtedness, liquidity, access to capital and financial condition; and
•	our integration of companies that we have acquired into our operations.
We have based these forward-looking statements on our current expectations and assumptions about future events based on information available to our management at the time the statements were made. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. The following factors, among others, may cause actual results to differ materially from those expressed or implied in our forward-looking statements:
•	adverse effects of the COVID-19 pandemic on our business, financial conditions and results of operations and our suppliers and trade partners;
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adverse effects of the COVID-19 pandemic and other economic changes either nationally or in the markets in which we operate, including, among other things, increases in unemployment, volatility of mortgage interest rates and inflation and decreases in housing prices;

•	a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•	volatility and uncertainty in the credit markets and broader financial markets;
•	the cyclical and seasonal nature of our business;
•	our future operating results and financial condition;
•	our business operations;
•	changes in our business and investment strategy;
•	the success of our operations in recently opened new markets and our ability to expand into additional new markets;
•	our ability to continue to leverage our asset-light and capital efficient lot acquisition strategy;
•	our ability to develop our projects successfully or within expected timeframes;
•	our ability to identify potential acquisition targets and close such acquisitions;
•	our ability to successfully integrate acquired businesses with our existing operations;
•	availability of land to acquire and our ability to acquire such land on favorable terms, or at all;
•	availability, terms and deployment of capital and ability to meet our ongoing liquidity needs;

•	restrictions in our debt agreements that limit our flexibility in operating our business;
•	disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•	decline in the market value of our inventory or controlled lot positions;
•	shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to inflation or changes in trade policies;
•	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•	uninsured losses in excess of insurance limits;
•	the cost and availability of insurance and surety bonds;
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changes in (including as a result of the change in the U.S. presidential administration), liabilities under, or the failure or inability to comply with, governmental laws and regulations, including environmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of projects;
•	the degree and nature of our competition;
•	decline in the financial performance of our joint ventures, our lack of sole decision-making authority thereof and maintenance of relationships with our joint venture partners;
•	negative publicity or poor relations with the residents of our projects;
•	existing and future warranty and liability claims;
•	existing and future litigation, arbitration or other claims;
•	availability of qualified personnel and third-party contractors and subcontractors;
•	information system failures, cyber incidents or breaches in security;
•	our ability to retain our key personnel;
•	our ability to maintain an effective system of internal control and produce timely and accurate financial statements or comply with applicable regulations;
•	our leverage and future debt service obligations;
•	the impact on our business of any future government shutdown;
•	the impact on our business of acts of war or terrorism;
•	our reliance on dividends, distributions and other payments from our subsidiaries to meet our obligations; and
•	other risks and uncertainties inherent in our business.
Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.
See an additional discussion under “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ABOUT DREAM FINDERS HOMES, INC.
Business Overview
We design, build and sell homes in high growth markets, including Charlotte, Raleigh, Jacksonville, Orlando, Denver, the Washington D.C. metropolitan area, Austin, Dallas and Houston. We employ an asset-light lot acquisition strategy with a focus on the design, construction and sale of single-family entry-level, first-time move-up and second-time move-up homes. To fully serve our homebuyer customers and capture ancillary business opportunities, we also offer title insurance and mortgage banking solutions through our mortgage banking joint venture, Jet Home Loans, LLC.
Our asset-light lot acquisition strategy enables us to generally purchase land in a “just-in-time” manner with reduced up-front capital commitments, which in turn has increased our inventory turnover rate, enhanced our return on equity and contributed to our growth.
Our Annual Report on Form 10-K for the year ended December 31, 2021 provides additional information about our business, operations and financial condition.
The Private Placement
On September 8, 2021, we entered into subscription agreement with the selling stockholders pursuant to which we agreed to sell to the selling stockholders an aggregate of 150,000 shares of convertible preferred stock for an aggregate purchase price of $150 million. On September 29, 2021, we issued and sold the convertible preferred stock to the selling stockholders and entered into a registration rights agreement with the selling stockholders. Pursuant to this registration rights agreement, we agreed to file the registration statement of which this prospectus is a part in order to register under the Securities Act, the sale of shares of convertible preferred stock and of shares of Class A common stock that may be issuable upon conversion of the convertible preferred stock in an amount equal to 19.9% of the total outstanding shares of Class A common stock on September 29, 2021. In addition, for so long as the initial purchasers of the convertible preferred stock hold at least 25% of the shares of convertible preferred stock, such holders have the right to designate one individual to be present in a non-voting, non-fiduciary observer capacity at all meetings of our board of directors. The selling stockholders also have customary information rights with respect to the Company so long as they hold any shares of convertible preferred stock.
Corporate Information
We were incorporated in the state of Delaware on September 11, 2020 for the purpose of completing an initial public offering of our Class A common stock and related transactions in order to carry on the business of Dream Finders Holdings, LLC as a publicly-traded entity. Our principal executive offices are currently located at 14701 Philips Highway, Suite 300, Jacksonville, Florida 32256, and our telephone number at that address is (904) 644-7670. Our website address is www.dreamfindershomes.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the selling stockholders. We will not receive any of the proceeds from the resale of the securities offered pursuant to this prospectus from time to time by such selling stockholders or upon issuance of any shares of our Class A common stock to holders of convertible preferred stock upon conversion of such preferred stock.
The selling stockholders will pay any selling commissions and stock transfer taxes applicable to the securities that they incur in disposing of the securities offered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, certain provisions of our amended and restated certificate of incorporation, certificate of designations with respect to our convertible preferred stock and amended and restated bylaws and certain provisions of Delaware law are summaries. You should also refer to our amended and restated certificate of incorporation, certificate of designations with respect to our convertible preferred stock and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, consisting of 289,000,000 shares of Class A common stock and 61,000,000 shares of Class B common stock, and 5,000,000 shares of blank check preferred stock, par value $0.01 per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors, with 150,000 of such shares being designated as 9% Series A Convertible Preferred Stock.
As of March 15, 2022, we have outstanding:
•	32,532,784 shares of Class A common stock;
•	60,226,153 shares of Class B common stock; and
•	150,000 shares of 9% Series A Convertible Preferred Stock.
Our board of directors is authorized, without stockholder approval except as required by Nasdaq listing standards, to issue additional shares of our capital stock.
Class A Common Stock and Class B Common Stock
Except with respect to voting, transfer and conversion rights as described below and as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters.
Voting Rights
Holders of our Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of our stockholders. Holders of our Class B common stock are entitled to three votes per share on any matter that is submitted to a vote of our stockholders. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law.
Under Delaware law, holders of our Class A common stock or Class B common stock would be entitled to vote as a separate class if a proposed amendment to our amended and restated certificate of incorporation would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. As a result, in these limited instances, the holders of a majority of the Class A common stock could defeat any amendment to our amended and restated certificate of incorporation. For example, if a proposed amendment to our amended and restated certificate of incorporation provided for the Class A common stock to rank junior to the Class B common stock with respect to (1) any dividend or distribution, (2) the distribution of proceeds were we to be acquired or (3) any other right, Delaware law would require the vote of the holders of the Class A common stock. In this instance, the holders of a majority of Class A common stock could defeat that amendment to our amended and restated certificate of incorporation.
Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors.
Economic Rights
Except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, all shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects for all matters, including those described below.

Dividends and Distributions
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by us, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.
Liquidation Rights
On our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.
Change of Control Transactions
The holders of Class A common stock and Class B common stock are treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class, on (a) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (b) the consummation of a consolidation, merger or reorganization which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of our voting securities or the surviving or acquiring entity or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of our securities if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of our voting securities (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of our common stock in connection with any such assets sale, consolidation, merger or reorganization under any employment, consulting, severance or other compensatory arrangement will be disregarded for the purposes of determining whether holders of our common stock are treated equally and identically.
Subdivisions and Combinations
If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other classes will be subdivided or combined in the same proportion and manner.
No Preemptive or Similar Rights
Our Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.
Conversion
Each share of Class B common stock is convertible at any time at the option of the holder of Class B common stock into one share of Class A common stock. On any transfer of shares of Class B common stock, whether or not for value, each such transferred share will automatically convert into one share of Class A common stock, except for certain transfers described in our amended and restated certificate of incorporation, including (i) the pledge of shares of Class B common stock that creates a security interest in such shares, so long as the pledging holder continues to exercise voting control over such pledged shares; (ii) the entry into a Rule 10b5-1 trading plan with a broker or other nominee where the holder retains voting control over the shares; (iii) the entry into a support or similar agreement in connection with certain specified events; (iv) the transfer of Class B common stock to an existing holder of Class B common stock; and (v) the transfer of shares of Class B common stock to any trust or other entity for tax and estate planning purposes, so long as a holder of Class B common stock controls the entity. Once transferred and converted into Class A common stock, the Class B common stock may not be reissued.

Further, all of the shares of our Class B common stock will automatically convert into shares of Class A common stock upon the date when Mr. Zalupski and permitted transferees of our Class B common stock cease to hold shares of Class B common stock representing, in the aggregate, at least 10% or more of the total number of shares of Class A common stock and Class B common stock issued and outstanding.
Each share of Class A common stock is not convertible into any other shares of our capital stock.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. 150,000 of the 5,000,000 shares have been designated as “9% Series A Convertible Preferred Stock” as described below.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to such preferred stock.
9% Series A Convertible Preferred Stock
On September 29, 2021, we issued and sold to the selling stockholders 150,000 shares of newly-created Series A Convertible Preferred Stock with an initial liquidation preference of $1,000 per share and a par value $0.01 per share, for an aggregate purchase price of $150 million. Pursuant to the Certificate of Designations, the convertible preferred stock ranks senior to our Class A and B common stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon our liquidation, dissolution or winding up, each share of convertible preferred stock will be entitled to receive the initial liquidation preference of $1,000 per share, subject to adjustment, plus all accrued and unpaid dividends thereon. In addition, the convertible preferred stock has the following terms:
•	Cumulative Dividends: The convertible preferred stock accumulates cumulative dividends at a rate per annum equal to 9.00% payable quarterly in arrears.
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Duration: The convertible preferred stock is perpetual with call and conversion rights. The convertible preferred stock is not convertible in the first five years following issuance, with the exception of the acceleration of the Conversion Right (as defined below) upon breach of the protective covenants (described below). We can call the outstanding convertible preferred stock at any time for one-hundred and two percent (102%) of its liquidation preference during the fourth year following its issuance and for one-hundred and one percent (101%) of its liquidation preference during the fifth year following its issuance (in each case, for the avoidance of doubt, plus accrued but unpaid dividends, if any). Subsequent to the fifth anniversary of its issuance, a holder can convert the convertible preferred stock into Class A common stock (the “Conversion Right”). The conversion price will be based on the average of the trailing 90 days’ closing price of Class A common stock, less 20% of the average and subject to a floor conversion price of $4.00 (the “Conversion Discount”).

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Protective Covenants: The protective covenants of the convertible preferred stock require us to maintain compliance with all covenants related to (i) our credit agreement, dated as of January 25, 2021, as amended and as may be further amended from time to time; provided that any amendment, restatement, modification or waiver of the credit agreement that would adversely and materially affect the rights of holders of convertible preferred stock will require the written consent of holders of a majority of the then-outstanding shares of convertible preferred stock; and (ii) any agreement between the Company and any holder of convertible of preferred stock (the covenants referred to in clauses (i) and (ii), collectively, the “Protective Covenants”). Non-compliance beyond any applicable cure period with the Protective Covenants (in the case of the Protective Covenants related to the credit agreement) will accelerate the Conversion Right, and in the event of such acceleration that occurs before the fifth anniversary following the issuance of the convertible preferred stock, the “Conversion Discount” shall be increased from 20% to 25%, but will remain subject to a floor conversion price of $4.00.
•	Voting Rights. Except as may be expressly required by Delaware law, the shares of convertible preferred stock have no voting rights.
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Redemption in a Change of Control: The convertible preferred stock will be redeemed, contingent upon and concurrently with the consummation of a change of control of the Company. Shares of convertible preferred stock will be redeemed in a change of control of the Company at a price, in cash, equal to the liquidation preference, subject to adjustment, plus all accumulated and unpaid dividends, plus, if the change of control occurs before the fourth anniversary of the date of issuance of the convertible preferred stock, a premium equal to the dividends that would have accumulated on such share of convertible preferred stock from and after the change of control redemption date and through the fourth anniversary of the issuance of the convertible preferred stock.

Pursuant to the terms of the Certificate of Designations, unless and until approval of our stockholders is obtained as contemplated by Nasdaq listing rules, no shares of Class A common stock will be issued or delivered upon conversion of any convertible preferred stock to the extent that such issuance would (i) result in the holder beneficially owning in excess of 19.99% of the outstanding Class A common stock as of the date of the Certificate of Designations or (ii) exceed 19.99% of the outstanding shares of Class A and Class B common stock combined as of the date of the Certificate of Designations.
In addition, for so long as the initial purchasers of the convertible preferred stock hold at least 25% of the shares of convertible preferred stock, such holders have the right to designate one individual to be present in a non-voting, non-fiduciary observer capacity at all meetings of our board of directors. The selling stockholders also have customary information rights with respect to the Company so long as they hold any shares of convertible preferred stock.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Section 203 of the Delaware General Corporation Law (“DGCL”)
In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, sale or lease of assets, issuance of securities or similar transaction by a corporation or subsidiary with an interested stockholder, including a person or group who beneficially owns 15% or more of the corporation’s voting stock, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 of the DGCL permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203 of the DGCL. Our amended and restated certificate of incorporation provides that we have elected not to be subject to Section 203 of the DGCL for so long as Mr. Zalupski owns, directly or indirectly, at least 10% of the outstanding shares of our common stock. From and after the date that Mr. Zalupski ceases to own, directly or indirectly, at least 10% of the outstanding shares of our common stock, we will be governed by Section 203 of the DGCL.

Certificate of Incorporation and Bylaws
No Cumulative Voting Rights
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock are able to elect all of our directors.
Stockholder Action by Written Consent; Special Meetings of Stockholders
The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders or, until such time as we no longer qualify as a controlled company under Nasdaq rules, by written consent. Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors or by stockholders owning at least 25% in amount of our entire capital stock issued and outstanding and entitled to vote on the election of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Our amended and restated bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors.
Issuance of Undesignated Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and to establish the rights and other terms of that series.
Number of Directors and Filling Vacancies
Our amended and restated certificate of incorporation provides that the number of directors will be established by our board of directors, subject to a minimum of three members. In addition, vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum.
Amendment of Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated certificate of incorporation may be amended by the affirmative vote of a majority of our board of directors. In addition, our amended and restated bylaws may be amended by the affirmative vote of a majority of our board of directors without stockholder approval.
The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions, including the dual-class structure of our common stock, are intended to preserve our existing control structure after completion of this offering, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts.

Forum Selection
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders; (iii) any action asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our amended and restated bylaws); or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants. Additionally, our amended and restated certificate of incorporation states that the foregoing provision will not apply to claims subject to exclusive jurisdiction in the federal courts, such as suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or the rules and regulations thereunder. Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States will, to the fullest extent provided by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although our amended and restated certificate of incorporation contains the exclusive forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming one of our stockholders, you will be deemed to have notice of, and have consented to, the provisions of our amended and restated certificate of incorporation related to choice of forum.
Limitations of Liability and Indemnification
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as our directors, except for liability that cannot be eliminated under the DGCL. The DGCL provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to such company or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions of the DGCL will be prospective only and would not affect any limitation on liability of one of our directors for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also will permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.
We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights Agreements
Founder Registration Rights Agreement. In connection with our initial public offering, we entered into a registration rights agreement (the “Founder Registration Rights Agreement”), with Mr. Zalupski, POZ Holdings, Inc., an entity Mr. Zalupski controls, the Series A Investors and certain members of our management (collectively, the “Registration Rights Parties”). Subject to certain conditions, the Founder Registration Rights Agreement provides Mr. Zalupski with the right to request certain “demand” registrations with respect to his combined personal holdings and shares held by POZ Holdings, Inc. The Founder Registration Rights Agreement also provides the Registration Rights Parties with customary “piggyback” registration rights. The Founder Registration Rights Agreement contains provisions for the coordination by the Registration Rights Parties of their sales of shares of our Class A common stock and contains certain limitations on the ability of the members of our management party to the Founder Registration Rights Agreement to offer, sell or otherwise dispose of shares of our Class A common stock. The Founder Registration Rights Agreement also provides that we will pay certain expenses of the Registration Rights Parties relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Preferred Stock Registration Rights Agreement In addition, in connection with the sale of the convertible preferred stock, on September 29, 2021, the Company and the purchasers entered into a Registration Rights Agreement (the “Preferred Stock Registration Rights Agreement”) pursuant to which, among other things, the Company granted the purchasers certain registration rights. Under the Preferred Stock Registration Rights Agreement, the Company is required to register the convertible preferred stock owned by the purchasers and the shares of Class A common stock issuable upon conversion of such shares equal to 19.9% of the outstanding shares of Class A common stock outstanding as of September 29, 2021 for resale within the earlier of (i) three business days after the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2021 and (ii) six months after September 29, 2021. If the Company fails to comply with its registration requirements under the Preferred Stock Registration Rights Agreement, the purchasers, in addition to any regular dividends, will be entitled to an additional 2% per annum dividend for an additional quarter period on the convertible preferred stock if the breach is cured within 30 days and for each additional 30 day period in which the Company fails to cure such breach, each purchaser will be entitled to an additional 2% per annum for an additional quarter period until cured. In addition, the purchaser has rights to demand the registration of additional shares of Class A common stock in certain instances.
Transfer Agent and Registrar
The transfer agent and registrar for our convertible preferred stock, Class A common stock and Class B common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.
Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “DFH.”

SELLING STOCKHOLDERS
This prospectus relates to the possible offer and resale, from time to time, by the selling stockholders of up to (i) 150,000 shares of our convertible preferred stock, and (ii) 6,426,770 shares of our Class A common stock, which may be issued upon conversion of the 150,000 shares of convertible preferred stock. We sold the shares of convertible preferred stock to the selling stockholders in connection with a private placement we completed on September 29, 2021 pursuant to a subscription agreement dated September 8, 2021 (the “Subscription Agreement”). The securities are being registered to fulfill our contractual obligations under the Preferred Stock Registration Rights Agreement. We will not receive any of the proceeds from the sale of the securities by the selling stockholders.
Other than the Subscription Agreement, the Preferred Stock Registration Rights Agreement and the transactions contemplated thereby (and any subsequent amendments to the transaction documents governing such transactions), the selling stockholders and their affiliates have not had any material relationship with us within the past three years.
The table below identifies each of the selling stockholders and provides other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of shares of Class A common stock and convertible preferred stock by each of the selling stockholders.
The second column lists the number of shares of Class A common stock beneficially owned by each selling stockholder, based on its ownership of Class A common stock as of March 15, 2022 (except as otherwise indicated), assuming conversion of all shares of convertible preferred stock into an aggregate of 6,426,770 shares of our Class A common stock (representing 19.9% of the outstanding shares of Class A common stock as of September 29, 2021). The actual conversion price of the convertible preferred stock will be based on the average of the trailing 90 days’ closing price of Class A common stock prior to conversion, less 20% of the average (increasing to 25% in certain events) and subject to a floor conversion price of $4.00.
The third column lists the maximum number of shares of Class A common stock being offered pursuant to this prospectus by the selling stockholders, assuming conversion of all shares of convertible preferred stock into an aggregate of 6,426,770 shares of our Class A common stock (representing 19.9% of the outstanding shares of Class A common stock as of September 29, 2021). The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
The fourth column lists the shares of Class A common stock to be held by each selling stockholder after completion of this offering and assuming conversion of all shares of convertible preferred stock (assuming such shares of convertible preferred stock convert into an aggregate of 19.9% of the outstanding shares of Class A common stock as of September 29, 2021) and the sale of all shares covered by this prospectus.
The fifth column lists the percentage ownership of our Class A common stock by each selling stockholder after completion of this offering, assuming that each selling stockholder sells all of the shares covered by this registration statement, to the extent such percentage will exceed 1% of the total number of shares of Class A common stock outstanding.
The sixth column lists the number of shares of convertible preferred stock beneficially owned by each selling stockholder. The seventh column lists the maximum number of shares of convertible preferred stock being offered pursuant to this prospectus by the selling stockholders. The eighth and ninth columns list the shares of convertible preferred stock to be held by each selling stockholder after completion of this offering and the percentage ownership of our convertible preferred stock by each selling stockholder after completion of this offering, assuming that each selling stockholder sells all of the shares covered by this registration statement.
The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us specifically for use herein.
The selling stockholders may have sold, transferred or otherwise disposed of some or all of the securities listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the securities being offered hereby pursuant to this prospectus.

Information about the selling stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly.
Name of Selling Stockholder	Number of Shares of Class A Common stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering	Percentage of Shares of Class A Common Stock Owned After Offering	Number of Shares of Convertible Preferred Stock Owned Prior to Offering	Maximum Number of Shares of Convertible Preferred Stock to be Sold Pursuant to this Prospectus	Number of Shares of Convertible Preferred Stock Owned After Offering	Percentage of Shares of Convertible Preferred Stock Owned After Offering
BlackRock, Inc.(1)	6,426,770	6,426,770	0	N/A	150,000	150,000	0	N/A
(1)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Capital Allocation Trust; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; BlackRock Strategic Global Bond Fund, Inc.; Strategic Income Opportunities Bond Fund; BlackRock Total Return Bond Fund; Brighthouse Funds Trust II – BlackRock Bond Income Portfolio; Master Total Return Portfolio of Master Bond LLC; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

PLAN OF DISTRIBUTION
The selling stockholders may sell, transfer or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The securities may be distributed from time to time in one or more transactions:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through brokers or dealers that may act solely as agents;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of disposition; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Upon our being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholders, if applicable, and any other required information.
The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The selling stockholders may enter into agreements to indemnify dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any shares of Class A common stock being offered by this prospectus will be listed on the Nasdaq Global Select Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The dealers and agents may engage in transactions with the selling stockholders, or perform services for the selling stockholders, in the ordinary course of business for which they receive compensation.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Class A common stock.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until all securities under such registration statement cease to be registrable securities or such shorter period upon which all shareholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The combined financial statements of MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., and FMR IP, LLC, which appear in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 14, 2021, incorporated in this prospectus by reference have been so incorporated in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s website. Our SEC filings are also available to the public on our website, www.dreamfindershomes.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;
•	we are disclosing important information to you by referring you to those documents; and
•	information we file with the SEC will automatically update and supersede information contained in this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;
•
Our Current Reports on Form 8-K filed with the SEC on October 5, 2021 (including the amendments thereto filed on December 14, 2021 and March 16, 2022) (in each instance excluding Item 2.02 and 7.01 and the exhibits related thereto); and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed January 20, 2021, and any amendment or report updating that description.
Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:
14701 Philips Highway, Suite 300
Jacksonville, Florida 32256
(904) 644-7670
Attn: Robert E. Riva
In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website. See also “Where You Can Find More Information.”
You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.